Exhibit 10.1

[●], 2021

Chardan NexTech Acquisition 2 Corp.

17 State Street, 21st Floor

New York, NY 10004

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, NY 10004

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Chardan NexTech Acquisition 2 Corp., a Delaware corporation (the “Company”) and Chardan Capital Markets, LLC, as representative (the “Representative”) of the Underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), and three-quarters of one warrant, with each whole warrant being exercisable to purchase one share of Common Stock at a price of $11.50 per share (“Warrant”). Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon each of the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Chardan NexTech Investments 2 LLC (the “Sponsor”), Chardan NexTech 2 Warrant Holdings LLC (“Holdings”), and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team, hereby agrees with the Company as follows:

1. The officers and directors of the Company will not enter into a binding agreement for a proposed Business Combination or propose any Business Combination to shareholders of the Company, unless such action is first approved by the Sponsor.

2. Subject to paragraph 1 hereof, if the Company solicits approval of its stockholders of a Business Combination, each of the undersigned will vote all shares of Common Stock beneficially owned by him, her or it, whether acquired before, in or after the IPO, in favor of such Business Combination.

3. (a) In the event that the Company fails to consummate a Business Combination within 12 months from the closing of the IPO (or up to 18 months from the closing of the IPO if such date is extended as described in the prospectus relating to the IPO), each of the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate promptly as reasonably possible but not more than five business days after the date we are required to consummate a Business Combination.

(b) Each of the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his, her or its Insider Shares, Private Warrants, (“Claim”) and hereby waives any Claim such undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. Each of the undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Common Stock underlying the Private Warrants, all rights of which will terminate on the Company’s liquidation.

(c) In the event of the liquidation of the Trust Fund, the Sponsor agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever), which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund; provided, that such indemnity shall not apply if such vendor or other person has executed an agreement waiving any claims against the Trust Fund.

(d) In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, each of the undersigned officers and directors agree to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

4. Each of the undersigned will place into escrow all of his, her or its Insider Shares held by the undersigned pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with each of the undersigned, as applicable, and an escrow agent acceptable to the Company. 50% of such Insider Shares shall not be transferred, assigned, sold, or released from escrow until the earlier of (a) six months after the date of the consummation of the Business Combination or (b) the date on which the closing price of the shares of Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 10 trading days within any 30-trading day period commencing after our Business Combination. The remaining 50% of the Insider Shares will not be transferred, assigned, sold or released from escrow until six months after the date of Business Combination or earlier, in either case, if, subsequent to our Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

5. Holdings agrees that until the Company consummates a Business Combination, the Private Warrants held by Holdings will be subject to the transfer restrictions described in the Subscription Agreement relating to the Private Warrants held by Holdings. Holdings shall not sell, transfer, assign, pledge or hypothecate any of the Private Warrants issuable to Holdings pursuant to the Private Warrant Purchase Agreement or shares of Common Stock issuable upon the exercise of the Private Warrants pursuant to the Private Warrant Purchase Agreement, or subject any of such securities to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities, except as provided in FINRA Rule 5110(e)(2).

6. In order to minimize potential conflicts of interest which may arise from multiple affiliations, each of the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations such undersigned might have.

7. Subject to paragraph 1 hereof, each of the undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

8. None of the undersigned, nor any respective family member of the undersigned, nor any respective affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in connection with, the consummation of the Business Combination, except for any fees paid pursuant to the Business Combination Marketing Agreement by and between the Company and the Representative. Notwithstanding the foregoing, each of the undersigned and any affiliate of the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

9. None of the undersigned, nor any respective family member of the undersigned, nor any respective affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event any of the undersigned, any respective family member of the undersigned or any respective affiliate of the undersigned originates a Business Combination.

10. Each undersigned director/officer agrees to serve the Company in his/her duly appointed role as a director/officer until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. Each undersigned director/officer’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to such undersigned director/officer’s biography, and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. Each undersigned director/officer’s FINRA Questionnaire and Director and Officer Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. Each undersigned director/officer represents and warrants that, except as disclosed in such undersigned director/officer’s Director and Officer Questionnaire:

(a)	he/she/it has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him/her/it or any partnership in which he/she/it was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he/she/it was an executive officer at or within two years before the time of such filing;
(b)	he/she/it has never had a receiver, fiscal agent or similar officer been appointed by a court for his/her/its business or property, or any such partnership;

(c)	he/she/it has never been convicted of fraud in a civil or criminal proceeding;

(d)	he/she/it/ has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e)	he/she/it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him/her/it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f)	he/she/it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his/her/its right to engage in any activity described in 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g)	he/she/it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;
(h)	he/she/it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i)	he/she/it has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;
(j)	he/she/it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k)	he/she/it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l)	he/she/it was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m)	he/she/it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him/her/it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;
(n)	he/she/it has never been subject to any order of the SEC that orders him/her/it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o)	he/she/it has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p)	he/she/it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;
(q)	he/she/it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars such undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r)	he/she/it is not subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or Section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that: (i) suspends or revokes such undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars such undersigned from being associated with any entity or from participating in the offering of any penny stock; and
(s)	he/she/it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

11. Each undersigned director/officer has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve in his/her designated capacity of the Company, as described in the Registration Statement.

12. Each of the undersigned hereby waives his, her or its right to exercise conversion rights with respect to any shares of Common Stock owned or to be owned by him, her or it, directly or indirectly, whether purchased by him, her or it prior to the IPO, in the IPO or in the aftermarket, and agrees that he, she or it will not seek conversion with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto, a vote to amend the provisions of the Company’s Amended and Restated Certificate of Incorporation, or a tender offer by the Company prior to a Business Combination.

13. Each of the undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem the IPO Shares if the Company cannot complete an initial business combination within 12 months (or up to 18 months if such date is extended as described in the prospectus relating to the IPO) unless the Company offers holders of IPO Shares the right to receive their pro rata portion of the funds then held in the Trust Fund upon approval of any such amendment.

14. In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

15. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and securityholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall include all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO and; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Private Warrants” shall mean the warrants (and the underlying securities) purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO; (vi) “Private Warrant Purchase Agreement” shall mean that certain Private Warrant Purchase Agreement by and between the Company and Holdings to be executed in connection with the IPO; (vii) “Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO; and (viii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

16. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

If to the Representative:

Chardan Capital Markets, LLC

17 State Street

New York, NY 10004

Attn: George Kaufman

Facsimile: (646) 465-9039

Copy (which copy shall not constitute notice) to:

Greenberg Traurig, LLP

200 Park Avenue

New York, NY 10166

Attn: Jason T. Simon, Esq.

Facsimile: (212) 806-6400

If to the Company:

Chardan NexTech Acquisition 2 Corp.

17 State Street, Suite 1600

New York, NY 10004

Attn: Jonas Grossman

Copy (which copy shall not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Attn: Ari Edelman, Esq.

Facsimile: (212) 521-5450

17. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

18. Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the company with respect to the subject matter hereof.

[Signature page to follow]

Print Name of Insider
Signature

[Signature page to Insider Letter]